Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
August 24, 2017

SEARS HOLDINGS REPORTS SECOND QUARTER 2017 RESULTS
AND PROVIDES AN UPDATE ON RECENT LIQUIDITY AND STRATEGIC ACTIONS

Significant Improvement in Net Loss and Adjusted EBITDA for the Second Quarter

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation ("Holdings," "we," "us," "our," or the "Company")(NASDAQ: SHLD) today announced financial results for its second quarter ended July 29, 2017. As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest. Highlights include:

•
Net loss attributable to Sears Holdings' shareholders and Adjusted EBITDA improved $144 million and $124 million, respectively, in the second quarter of 2017 compared to the second quarter of 2016; and

•	Substantial liquidity generated through several transactions executed during the quarter resulting in availability on our revolving credit facility of approximately $191 million at July 29, 2017.
Second Quarter Results
The retail environment remained challenging, with continued softness in store traffic and elevated price competition, however, we are encouraged that the month of July was the best month of the quarter in terms of comparable store sales performance. During the second quarter 2017, we had total revenues of approximately $4.4 billion, compared with $5.7 billion in the prior year quarter, with store closures contributing to approximately $770 million of the decline, and with reductions in the number of pharmacies in open stores and the reduction in consumer electronics assortment continuing to contribute to our overall sales decline. Comparable store sales declined 11.5% during the second quarter of 2017. Kmart comparable store sales decreased 9.4%, with a 6.8% decline excluding the impact of the consumer electronics and pharmacy categories, while Sears comparable store sales declined 13.2%, with a 12.1% decline excluding consumer electronics category.
We continued to focus on streamlining our operations, reducing inventory and operating expenses, and are taking incremental actions to further improve the Company's performance. The impact of the various actions we have taken resulted in improved Adjusted EBITDA in each consecutive month of the quarter, including positive Adjusted EBITDA in the month of July. We reported a net loss attributable to Sears Holdings’ shareholders of $251 million in the second quarter of 2017, compared to a net loss attributable to Sears Holdings’ shareholders of $395 million in the prior year second quarter. In addition, Adjusted EBITDA was $(67) million for the second quarter of 2017, compared to $(191) million in the prior year second quarter. As a result of the Seritage and JV transactions, Adjusted EBITDA for the second quarter of 2017 and 2016 included additional rent expense of approximately $44 million and $48 million, respectively. Due to the structure of the leases, we expect that our cash rent obligations to Seritage and the joint venture partners will decline, over time, as space in these stores is recaptured. From the inception of the Seritage transaction to date, we have received recapture notices on 36 properties and also exercised our right to terminate the lease on 56 properties, which is estimated to reduce our rent payments by approximately $52 million on an annual basis.
Edward S. Lampert, Chairman and Chief Executive Officer of Sears Holdings, said, "We are making progress on the strategic priorities we outlined earlier this year and remain focused on returning our Company to profitability. The comprehensive restructuring of our operations is delivering cost efficiencies and helping drive improvements to our operating performance. While the third quarter has historically been our most difficult quarter over the past several years, we are working towards making meaningful improvement in our performance this year as a result of the restructuring actions we have put in place, and our continued focus on the expansion of our Shop Your Way ecosystem."
Rob Riecker, Holdings' Chief Financial Officer, said, "During the quarter, we continued to focus on actions to provide the Company with additional financial flexibility to generate liquidity and demonstrate our ability to manage our business while meeting all of our financial obligations."
Financial Position and Liquidity Update
At July 29, 2017, we had utilized approximately $605 million of our $1.5 billion revolving credit facility due in 2020 (consisting of $216 million of borrowings and $389 million of letters of credit outstanding). The amount available to borrow under our credit facility was approximately $191 million, which reflects the effect of our springing fixed charge coverage ratio covenant and the borrowing base limitation in our revolving credit facility, which varies primarily based on our overall inventory and receivables balances. Availability under our general debt basket was approximately $407 million at July 29, 2017, compared to $250 million at January 28, 2017.
The Company's total cash balances were $442 million at July 29, 2017, including restricted cash of $230 million, compared with $286 million at January 28, 2017. Short-term borrowings totaled $546 million at the end of the second quarter of 2017, consisting of $216 million of revolver borrowings and $330 million of line of credit loans.
Merchandise inventories were $3.4 billion at July 29, 2017, compared to $4.7 billion at July 30, 2016, while merchandise payables were $0.7 billion and $1.3 billion at July 29, 2017 and July 30, 2016, respectively.
Total long-term debt (including current portion of long-term debt and capital lease obligations) was $3.5 billion and $4.2 billion at July 29, 2017 and January 28, 2017, respectively.
We continued to take actions during the second quarter of 2017 to improve liquidity. As previously announced, the Company amended its existing Second Lien Credit Agreement dated September 1, 2016 in July to provide for the creation of a $500 million Line of Credit Loan Facility (the "Line of Credit Facility"). At the end of the second quarter of 2017, $330 million was outstanding under the Line of Credit Facility. Seven investors have made loans to the Company under the Line of Credit Facility, including affiliates of ESL Investments, Inc. ("ESL"), certain of our directors and companies affiliated with them, and certain unaffiliated third party investors. Additionally, in August, the Company executed an amendment to its secured standby letter of credit facility (the "LC Facility"). The amendment, among other things, extends the maturity of the $271 million LC Facility from its original maturity date of December 28, 2017 through December 28, 2018 and eliminates the unused portion of the facility. The LC Facility permits the lenders, JPP, LLC and JPP II, LLC, affiliates of ESL, to syndicate all or a portion of their commitments under the LC Facility. As of today, $140 million of the LC Facility has been syndicated to unaffiliated third party lenders.
During the second quarter of 2017, we generated net cash proceeds of over $460 million from real estate transactions, a portion of which were used to reduce the amounts outstanding under the 2016 Real Estate Loan from $500 million to $263 million, which resulted in increased availability under the general debt basket of the Company's revolving credit facility, pursuant to which the Company can raise up to $1.0 billion in loans that can mature within the June 2020 maturity, and under the 2017 Real Estate Loan from $500 million to $461 million. Remaining net proceeds of over $180 million from the real estate transactions were used to reduce the outstanding balance on our revolving credit facility. Subsequent to second quarter end, the Company executed additional asset sales which generated cash proceeds of nearly $160 million, with approximately $25 million utilized to pay down amounts outstanding under the 2017 Real Estate Loan and the remainder used to pay down revolver borrowings.
We continue to work to manage our vendor relationships in a constructive manner. We have materially reduced our risk over the past several years, while meeting all of our obligations. Similarly, we will continue to ensure that our vendors deliver on their obligations to Sears Holdings.

Strategic Actions
In July, the Company announced our agreement with Amazon to launch Kenmore products on Amazon.com, which we expect will significantly expand the reach of the Kenmore brand. We expect this partnership to drive growth opportunities across three of our divisions - Kenmore, Sears Home Services and Innovel Solutions, Inc. ("Innovel"). Innovel and Sears Home Services will provide white-glove service for delivery, installation and extended product protection for the full range of home appliances from Kenmore sold on Amazon.com. The Amazon Kenmore Store will feature a full range of Kenmore products for purchase across the United States, with select home appliances already available in California.
We continue to explore opportunities for our Kenmore® and DieHard® brands, as well as our Sears Home Services and Sears Auto Center businesses by evaluating potential partnerships or other transactions that could expand distribution of our brands and service offerings to realize significant growth. There can be no assurance that we will complete one or more transactions, and we also intend to take actions on our own that present the opportunity to improve the economics of these brands and business, including potential externalization through non-Sears Holdings channels.
We have also continued to achieve significant progress in our restructuring program announced earlier this year, with over $1.0 billion in annualized cost savings actioned to date. Actions taken to date to realize $1.25 billion in annualized cost savings have included simplification of the organizational structure of Sears Holdings, streamlining of operations, reducing unprofitable categories and the closure of under-performing stores. In fiscal year 2017, we have closed approximately 180 stores previously announced for closure, and an additional 150 stores previously announced for closure are expected to be closed by the end of the third quarter of 2017. In addition, later this morning we will be notifying associates at 28 Kmart stores that we will be closing these stores later this year, as we continue to transform our business model so that our physical store footprint and our digital capabilities match the needs and preferences of our members; a list of these stores will be posted in the "News/Media" section of searsholdings.com (http://searsholdings.com/media/company-statements) by mid-day. As a result of these actions, the Company has begun to see improvement in the operations in the second quarter as noted above, particularly in the months of June and July as the restructuring program actions, including the closing of unprofitable stores, have begun to take effect.
Finally, in August 2017, the Company reached an agreement with Metropolitan Life Insurance Company ("MLIC") to annuitize an additional $512 million of its pension liability, under which MLIC will pay future pension benefit payments to approximately 20,000 retirees. This action is expected to have an immaterial impact on the funded status of our total pension obligations, but will serve to further reduce the size of the Company's combined pension plan, reduce future cost volatility, and reduce future plan administrative expenses.
Adjusted EBITDA
In addition to our net loss attributable to Sears Holdings' shareholders determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") and Adjusted Loss Per Share ("Adjusted EPS"), which are non-GAAP measures. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts. We believe that our use of Adjusted EBITDA and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for them to make our statements more useful and comparable. However, we do not, and do not recommend that you solely use Adjusted EBITDA or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted loss per share in addition to Adjusted EPS in assessing our earnings performance.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our strategic restructuring program and anticipated results of strategic initiatives, our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our plans to market and sell a portion of our existing real estate assets, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions, and other statements that describe the Company's plans. Whenever used, words such as "will," "expect," and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company's control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of other risks relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Sears Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		26 Weeks Ended
millions, except per share data	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
REVENUES
Merchandise sales	$3,498	$4,648	$6,927	$9,050
Services and other	867	1,015	1,739	2,007
Total revenues	4,365	5,663	8,666	11,057
COSTS AND EXPENSES
Cost of sales, buying and occupancy - merchandise sales	2,902	3,809	5,785	7,431
Gross margin dollars - merchandise sales	596	839	1,142	1,619
Gross margin rate - merchandise sales	17.0%	18.1%	16.5%	17.9%
Cost of sales and occupancy - services and other	492	594	980	1,189
Gross margin dollars - services and other	375	421	759	818
Gross margin rate - services and other	43.3%	41.5%	43.6%	40.8%
Total cost of sales, buying and occupancy	3,394	4,403	6,765	8,620
Total gross margin dollars	971	1,260	1,901	2,437
Total gross margin rate	22.2%	22.2%	21.9%	22.0%
Selling and administrative	1,369	1,484	2,636	2,987
Selling and administrative expense as a percentage of total revenues	31.4%	26.2%	30.4%	27.0%
Depreciation and amortization	83	92	170	187
Impairment charges	5	7	20	15
Gain on sales of assets	(380)	(54)	(1,121)	(115)
Total costs and expenses	4,471	5,932	8,470	11,694
Operating income (loss)	(106)	(269)	196	(637)
Interest expense	(123)	(99)	(251)	(184)
Interest and investment loss	(12)	(13)	(14)	(17)
Other loss	—	(1)	—	—
Loss before income taxes	(241)	(382)	(69)	(838)
Income tax (expense) benefit	(10)	(13)	62	(28)
NET LOSS ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$(251)	$(395)	$(7)	$(866)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS
Diluted loss per share	$(2.34)	$(3.70)	$(0.07)	$(8.11)
Diluted weighted average common shares outstanding	107.3	106.9	107.2	106.8

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	July 29, 2017	July 30, 2016	January 28, 2017
ASSETS
Current assets
Cash and cash equivalents	$212	$276	$286
Restricted cash	230	—	—
Accounts receivable	370	390	466
Merchandise inventories	3,433	4,684	3,959
Prepaid expenses and other current assets	318	275	285
Total current assets	4,563	5,625	4,996
Property and equipment (net of accumulated depreciation and amortization of $2,676, $3,032 and $2,841)	1,969	2,465	2,240
Goodwill	269	269	269
Trade names and other intangible assets	1,249	1,906	1,521
Other assets	301	349	336
TOTAL ASSETS	$8,351	$10,614	$9,362
LIABILITIES
Current liabilities
Short-term borrowings	$546	$164	$—
Current portion of long-term debt and capitalized lease obligations	1,052	550	590
Merchandise payables	670	1,345	1,048
Other current liabilities	1,686	1,802	1,956
Unearned revenues	704	775	748
Other taxes	302	317	339
Total current liabilities	4,960	4,953	4,681
Long-term debt and capitalized lease obligations	2,405	2,837	3,573
Pension and postretirement benefits	1,731	2,072	1,750
Deferred gain on sale-leaseback	455	686	563
Sale-leaseback financing obligation	230	164	235
Other long-term liabilities	1,578	1,703	1,641
Long-term deferred tax liabilities	643	892	743
Total Liabilities	12,002	13,307	13,186
DEFICIT
Total Deficit	(3,651)	(2,693)	(3,824)
TOTAL LIABILITIES AND DEFICIT	$8,351	$10,614	$9,362

Total common shares outstanding	107.4	106.9	107.1

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended July 29, 2017
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$1,475	$2,890	$4,365

Total cost of sales, buying and occupancy	1,195	2,199	3,394
Gross margin dollars	280	691	971
Gross margin rate	19.0%	23.9%	22.2%

Selling and administrative	323	1,046	1,369
Selling and administrative expense as a percentage of total revenues	21.9%	36.2%	31.4%
Depreciation and amortization	14	69	83
Impairment charges	3	2	5
Gain on sales of assets	(79)	(301)	(380)
Total costs and expenses	1,456	3,015	4,471
Operating income (loss)	$19	$(125)	$(106)

Number of:
Kmart Stores	610	—	610
Full-Line Stores	—	619	619
Specialty Stores	—	21	21
Total Stores	610	640	1,250

	13 Weeks Ended July 30, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$2,221	$3,442	$5,663

Total cost of sales, buying and occupancy	1,760	2,643	4,403
Gross margin dollars	461	799	1,260
Gross margin rate	20.8%	23.2%	22.2%

Selling and administrative	498	986	1,484
Selling and administrative expense as a percentage of total revenues	22.4%	28.6%	26.2%
Depreciation and amortization	15	77	92
Impairment charges	1	6	7
Gain on sales of assets	(44)	(10)	(54)
Total costs and expenses	2,230	3,702	5,932
Operating loss	$(9)	$(260)	$(269)

Number of:
Kmart Stores	883	—	883
Full-Line Stores	—	683	683
Specialty Stores	—	26	26
Total Stores	883	709	1,592

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	26 Weeks Ended July 29, 2017
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$2,968	$5,698	$8,666

Total cost of sales, buying and occupancy	2,425	4,340	6,765
Gross margin dollars	543	1,358	1,901
Gross margin rate	18.3%	23.8%	21.9%

Selling and administrative	715	1,921	2,636
Selling and administrative expense as a percentage of total revenues	24.1%	33.7%	30.4%
Depreciation and amortization	27	143	170
Impairment charges	8	12	20
Gain on sales of assets	(676)	(445)	(1,121)
Total costs and expenses	2,499	5,971	8,470
Operating income (loss)	$469	$(273)	$196

Number of:
Kmart Stores	610	—	610
Full-Line Stores	—	619	619
Specialty Stores	—	21	21
Total Stores	610	640	1,250

	26 Weeks Ended July 30, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$4,360	$6,697	$11,057

Total cost of sales, buying and occupancy	3,495	5,125	8,620
Gross margin dollars	865	1,572	2,437
Gross margin rate	19.8%	23.5%	22.0%

Selling and administrative	1,042	1,945	2,987
Selling and administrative expense as a percentage of total revenues	23.9%	29.0%	27.0%
Depreciation and amortization	34	153	187
Impairment charges	4	11	15
Gain on sales of assets	(90)	(25)	(115)
Total costs and expenses	4,485	7,209	11,694
Operating loss	$(125)	$(512)	$(637)

Number of:
Kmart Stores	883	—	883
Full-Line Stores	—	683	683
Specialty Stores	—	26	26
Total Stores	883	709	1,592

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		26 Weeks Ended
millions	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net loss attributable to Holdings per statement of operations	$(251)	$(395)	$(7)	$(866)
Income tax expense (benefit)	10	13	(62)	28
Interest expense	123	99	251	184
Interest and investment loss	12	13	14	17
Other loss	—	1	—	—
Operating income (loss)	(106)	(269)	196	(637)
Depreciation and amortization	83	92	170	187
Gain on sales of assets	(380)	(54)	(1,121)	(115)
Before excluded items	(403)	(231)	(755)	(565)

Closed store reserve and severance	128	(18)	204	69
Pension expense	246	72	291	144
Other(1)	(24)	1	(9)	9
Amortization of deferred Seritage gain	(19)	(22)	(40)	(44)
Impairment charges	5	7	20	15
Adjusted EBITDA	$(67)	$(191)	$(289)	$(372)
(1) The 13- and 26- week periods ended July 29, 2017 consisted of items associated with legal matters and transaction costs associated with strategic initiatives, while the 13- and 26- week periods ended July 30, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	July 29, 2017			July 30, 2016
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating income (loss) per statement of operations	$19	$(125)	$(106)	$(9)	$(260)	$(269)
Depreciation and amortization	14	69	83	15	77	92
Gain on sales of assets	(79)	(301)	(380)	(44)	(10)	(54)
Before excluded items	(46)	(357)	(403)	(38)	(193)	(231)

Closed store reserve and severance	68	60	128	(21)	3	(18)
Pension expense	—	246	246	—	72	72
Other(1)	(24)	—	(24)	—	1	1
Amortization of deferred Seritage gain	(2)	(17)	(19)	(5)	(17)	(22)
Impairment charges	3	2	5	1	6	7
Adjusted EBITDA	$(1)	$(66)	$(67)	$(63)	$(128)	$(191)
% to revenues	(0.1)%	(2.3)%	(1.5)%	(2.8)%	(3.7)%	(3.4)%

	26 Weeks Ended
	July 29, 2017			July 30, 2016
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating income (loss) per statement of operations	$469	$(273)	$196	$(125)	$(512)	$(637)
Depreciation and amortization	27	143	170	34	153	187
Gain on sales of assets	(676)	(445)	(1,121)	(90)	(25)	(115)
Before excluded items	(180)	(575)	(755)	(181)	(384)	(565)

Closed store reserve and severance	102	102	204	52	17	69
Pension expense	—	291	291	—	144	144
Other(1)	(24)	15	(9)	8	1	9
Amortization of deferred Seritage gain	(6)	(34)	(40)	(9)	(35)	(44)
Impairment charges	8	12	20	4	11	15
Adjusted EBITDA	$(100)	$(189)	$(289)	$(126)	$(246)	$(372)
% to revenues	(3.4)%	(3.3)%	(3.3)%	(2.9)%	(3.7)%	(3.4)%
(1) The 13- and 26- week periods ended July 29, 2017 consisted of items associated with legal matters and transaction costs associated with strategic initiatives, while the 13- and 26- week periods ended July 30, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended July 29, 2017
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$971	$—	$89	$—	$—	$(19)	$—	$—	$1,041
Selling and administrative impact	1,369	(246)	(39)	—	—	—	24	—	1,108
Depreciation and amortization impact	83	—	(8)	—	—	—	—	—	75
Impairment charges impact	5	—	(5)	—	—	—	—	—	—
Gain on sales of assets impact	(380)	—	—	315	—	—	—	—	(65)
Operating loss impact	(106)	246	141	(315)	—	(19)	(24)	—	(77)
Interest and investment loss impact	(12)	—	—	—	12	—	—	—	—
Income tax expense impact	(10)	(92)	(53)	118	(5)	7	9	101	75
After tax impact	(251)	154	88	(197)	7	(12)	(15)	101	(125)
Diluted loss per share impact	$(2.34)	$1.44	$0.82	$(1.84)	$0.07	$(0.11)	$(0.14)	$0.94	$(1.16)
(1) Consisted of items associated with legal matters.

	13 Weeks Ended July 30, 2016
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$1,260	$—	$4	$—	$—	$(22)	$—	$—	$1,242
Selling and administrative impact	1,484	(72)	22	—	—	—	(1)	—	1,433
Depreciation and amortization impact	92	—	(1)	—	—	—	—	—	91
Impairment charges impact	7	—	(7)	—	—	—	—	—	—
Gain on sales of assets impact	(54)	—	—	21	—	—	—	—	(33)
Operating loss impact	(269)	72	(10)	(21)	—	(22)	1	—	(249)
Interest and investment loss impact	(13)	—	—	—	14	—	—	—	1
Income tax expense impact	(13)	(27)	4	8	(5)	8	—	156	131
After tax impact	(395)	45	(6)	(13)	9	(14)	1	156	(217)
Diluted loss per share impact	$(3.70)	$0.42	$(0.05)	$(0.12)	$0.08	$(0.13)	$0.01	$1.46	$(2.03)
(1) Consisted of transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	26 Weeks Ended July 29, 2017
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sale of Trade name	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$1,901	$—	$104	$—	$—	$—	$(40)	$—	$—	$1,965
Selling and administrative impact	2,636	(291)	(100)	—	—	—	—	9	—	2,254
Depreciation and amortization impact	170	—	(14)	—	—	—	—	—	—	156
Impairment charges	20	—	(20)	—	—	—	—	—	—	—
Gain on sales of assets impact	(1,121)	—	—	492	504	—	—	—	—	(125)
Operating income impact	196	291	238	(492)	(504)	—	(40)	(9)	—	(320)
Interest and investment loss impact	(14)	—	—	—	—	17	—	—	—	3
Income tax benefit impact	62	(109)	(89)	185	189	(6)	15	3	(37)	213
After tax impact	(7)	182	149	(307)	(315)	11	(25)	(6)	(37)	(355)
Diluted loss per share impact	$(0.07)	$1.70	$1.39	$(2.86)	$(2.94)	$0.10	$(0.23)	$(0.06)	$(0.34)	$(3.31)
(1) Consisted of expenses associated with legal matters and transaction costs associated with strategic initiatives.

	26 Weeks Ended July 30, 2016
.		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$2,437	$—	$64	$—	$—	$(44)	$—	$—	$2,457
Selling and administrative impact	2,987	(144)	(5)	—	—	—	(9)	—	2,829
Depreciation and amortization impact	187	—	(5)	—	—	—	—	—	182
Impairment charges impact	15	—	(15)	—	—	—	—	—	—
Gain on sales of assets impact	(115)	—	—	47	—	—	—	—	(68)
Operating loss impact	(637)	144	89	(47)	—	(44)	9	—	(486)
Interest and investment loss impact	(17)	—	—	—	20	—	—	—	3
Income tax expense impact	(28)	(54)	(33)	18	(8)	16	(3)	342	250
After tax impact	(866)	90	56	(29)	12	(28)	6	342	(417)
Diluted loss per share impact	$(8.11)	$0.85	$0.52	$(0.27)	$0.11	$(0.26)	$0.06	$3.20	$(3.90)
(1) Consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.